                                                                      Exhibit 23


              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Unisource Worldwide, Inc. of our report dated October 28, 1998, included in the 1998 Annual Report to the Shareholders of Unisource Worldwide, Inc.

Our audits also included the financial statement schedule of Unisource Worldwide, Inc. listed in item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statements referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following registration statements on Form S-4 and Form S-8 of Unisource Worldwide, Inc. and in the related Prospectuses of our report dated October 28, 1998, with respect to the consolidated financial statements of Unisource Worldwide, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1998, filed with Securities and Exchange Commission.


REGISTRATION
NUMBER                  FILING DATE             DESCRIPTION
-------------------------------------------------------------------------------
333-17141            December 2, 1996           Unisource Worldwide, Inc.
                                                Stock Option Plan

333-17947            December 16, 1996          Unisource Worldwide, Inc.
                                                Partners' Stock Purchase Plan

333-17953            December 16, 1996          Unisource Worldwide, Inc.
                                                Stock Award Plan

333-25897            April 25, 1997             Unisource Worldwide, Inc.
                                                5,000,000 Shares of Common Stock

333-61347            August 13, 1998            Unisource Worldwide, Inc.
                                                Directors' Stock Option Plan

333-61349            August 13, 1998            Unisource Worldwide, Inc.
                                                Incentive Compensation Plan

333-61359            August 13, 1998            Unisource Worldwide, Inc.
                                                Restricted Stock Plan for Directors

333-61345            August 13, 1998            Unisource Worldwide, Inc.
                                                Retirement Savings Plan

                                        /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 15, 1998